SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 27, 2004

(Date of earliest event reported)

MILLENNIUM BANKSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Registrant’s telephone number, including area code:

(703) 464-0100

Item 4.

Changes in Registrant’s Certifying Accountant.

On February 27, 2004, Millennium Bankshares Corporation (the “Company”) notified Thompson, Greenspon & Co., P.C. (“Thompson Greenspon”) that it will be dismissed as the Company’s independent accounting firm after completion of the audit of the Company’s financial statements for the fiscal year ended December 31, 2003.  The decision to change the independent accounting firm followed a competitive bidding process, in which Thompson Greenspon participated, to choose a firm to audit the financial statements of the Company for the year ending December 31, 2004.  The Company’s Board of Directors and Audit Committee has appointed Crowe, Chizek and Company LLC (“Crowe Chizek”), independent certified public accountants, to perform the audit of the Company’s financial statements for the year ending December 31, 2004.  The appointment of Crowe Chizek will be effective following the completion of the 2003 fiscal year audit.

The report of Thompson Greenspon on the Company’s financial statements for each of the two fiscal years ended December 31, 2002 did not, and for the fiscal year ended December 31, 2003 will not, contain an adverse opinion or a disclaimer of opinion, and was not and will not be modified as to uncertainty, audit scope or accounting principles.  Furthermore, during the Company’s two fiscal years ended December 31, 2002 and during the subsequent period preceding February 27, 2004, there has been no disagreement with Thompson Greenspon on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Thompson Greenspon, would have caused Thompson Greenspon to make reference to the subject matter of the disagreements in connection with its report.

The Company has provided Thompson Greenspon with a copy of this Current Report.  A letter from Thompson Greenspon to the Commission dated March 5, 2004, with respect to this matter is attached hereto as Exhibit 16.1.

Item 7.

Financial Statements and Exhibits.

(c)

Exhibits.

The exhibit to this report is as follows:

Exhibit No.

Description

16.1

Letter dated March 5, 2004 from Thompson, Greenspon & Co., P.C. re Change in Certifying Accountant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

        (Registrant)

Date:  March 5, 2004

By:   /s/  Janet Valentine

Janet Valentine, CPA

Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

Description

    16.1

Letter dated March 5, 2004 from Thompson, Greenspon & Co., P.C. re

Change in Certifying Accountant.